Exhibit 99.5
CONSULTANT AGREEMENT

This Consultant Agreement is made as of April 7, 2009 (“Agreement”), by and between ALEXANDER L. BERK (“Consultant”), an individual residing in Glencoe, Illinois, and CONSTELLATION BRANDS, INC. (“Constellation”), a Delaware corporation with its headquarters located at 207 High Point Drive, Building 100, Victor, New York 14564.

WHEREAS, Consultant has been employed as President and Chief Executive Officer of Constellation Services LLC (“Services”), successor by merger to Barton Incorporated (“Barton”) and each of Services and Barton being or having been a wholly-owned subsidiary of Constellation, pursuant to the terms of an Executive Employment Agreement dated May 21, 2008 among Consultant, Constellation and Barton (“Executive Agreement”);

WHEREAS, Constellation has recently completed the sale of certain entities and assets owned by Barton and its affiliates;

WHEREAS, Consultant and Constellation have mutually agreed that Consultant’s employment pursuant to the Executive Agreement shall terminate on May 31, 2009;

WHEREAS, Constellation wishes to retain Consultant to provide certain, limited services following the termination of Consultant’s employment under the Executive Agreement, Consultant is willing to provide such services, and both parties desire to set forth the terms of such relationship in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Constellation and Consultant agree as follows:

1.   Relationship of Parties.  At all times during and under this Agreement, Consultant shall be an independent contractor and shall not be deemed to be an employee of Constellation.  Nothing in this Agreement is intended, nor shall be construed, to create an employer-employee or agency relationship between the parties.  Consultant acknowledges and agrees that he shall have no right to participate in or receive any benefits under any compensation, retirement, welfare or other benefit plans or programs of Constellation as a result of or in connection with the services he is providing under this Agreement.

2.   Term.  This Agreement shall commence on the first business day following the termination of Consultant’s employment under the Executive Agreement (“Effective Date”) and shall continue in effect for one year, unless terminated early as provided in paragraph 7.

3.   Consultant’s Services.  During the term of this Agreement, Consultant shall:

continue to serve as a Board member of Crown Imports LLC (“Crown”) and attend all Board meetings of Crown;

assist with the transition of his role as a Crown board member to an individual identified by Constellation;

act as a liaison between Constellation, and Crown and Grupo Modelo, S.A.B. de CV, as requested by Constellation;

attend as a representative of Constellation trade association meetings identified by Constellation; and

attend monthly Constellation Executive Management Committee meetings as requested.

The parties do not expect that the foregoing services shall entail more than eight hours per week on average.

4.   Compensation.  As compensation for Consultant’s services under this Agreement, Constellation shall pay Consultant $20,833.33 per month.  Payment to Consultant for the first six months of services (or such lesser period if the Agreement is terminated before six months after the Effective Date) shall be made on, or as soon as administratively practicable after, the first business day of the seventh month following the Effective Date.  Payment to Consultant for the remaining term of the Agreement shall be made monthly, in arrears, in the amount of $20,833.33 on, or as soon as administratively practicable after, the first business day of the following month.  Constellation shall also reimburse Consultant for reasonable, documented expenses incurred by Consultant as a consequence of performing Consultant’s services.

5.   Other Services.  Consultant is entitled to enter into agreements to provide services to other entities provided, however, that such activities do not conflict with Consultant’s responsibilities and obligations under this Agreement or the Executive Agreement, and provided further that Consultant seeks and obtains advance, written consent from Constellation before providing services to a competitor of Constellation.

6.   Taxes.  Constellation shall not withhold or deduct from Consultant’s compensation any amounts for income tax, or social security or Medicare.  It is Consultant’s sole responsibility as an independent contractor to report and pay all applicable taxes on compensation paid to Consultant by Constellation under this Agreement.  Consultant agrees to indemnify Constellation and to hold it harmless from and against any liability, including interest and penalties, sought by any taxing authority, based on compensation paid to Consultant under this Agreement.

7.   Termination.  This Agreement shall terminate immediately upon the occurrence of any of the following events:

the death of Consultant;

the mutual agreement of Consultant and Constellation;

at the election of Constellation, if Consultant is unable to perform services hereunder;

at the election of Constellation, in its sole discretion and for any reason, to terminate this Agreement;

at the election of Constellation, if Consultant breaches this Agreement or the Executive Agreement;

at the election of Constellation, if Consultant engages in conduct which would justify a “for cause termination,” as defined in the Executive Agreement; and

at the election of Consultant, if Constellation breaches this Agreement or the Executive Agreement.

Upon termination of this Agreement, Constellation shall have no further obligations to Consultant under this Agreement, except to pay Consultant for services performed and reimbursable expenses incurred hereunder through the date of termination.

   8.     Trade Secrets; Confidential Information; Insider Trading.  Consultant agrees that unless duly authorized in writing by Constellation, he will neither during the term of this Agreement nor at any time thereafter divulge or use other than in furtherance of his services under this Agreement any trade secrets or confidential information first acquired by him during and by virtue of his services under this Agreement or his prior employment with Barton, Services or their affiliates.

Consultant hereby acknowledges that he is aware that the United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company on the basis of such information or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such information.

9.           Non-impairment.  Nothing in this Agreement is intended, or should be construed, to impair or alter in any respect the terms of the Executive Agreement.

10.   Assignment.  This agreement may not be assigned or transferred by Consultant.  This Agreement may be assigned or transferred by Constellation.

11.         Amendment, Waiver.  No amendment or modification of this Agreement shall be valid unless evidenced in a writing executed by the parties hereto.  No waiver by any party of a breach of this Agreement shall be binding except if in a writing signed by the party to be bound by the waiver.

12.         Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of law.

13.         Consent to Jurisdiction.  Consultant agrees that he is subject to the jurisdiction of the courts of the State of New York, and that any claim brought by either party alleging breach of this Agreement shall be brought in a state or federal court located in Monroe County, New York or Ontario County, New York.

14.         Counterparts.  This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed an original, and such counterparts together shall constitute one and the same document.  A faxed, executed counterpart shall be deemed an original.

IN WITNESS WHEREOF, the parties have executed this Consultant Agreement as of the date set forth above.

ALEXANDER L. BERK	CONSTELLATION BRANDS, INC.

/s/ Alexander L. Berk	By:	/s/ Robert Sands
Robert Sands,
President and Chief Executive Officer